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                                                                    Exhibit 99.G


                             STOCK PLEDGE AGREEMENT

            STOCK PLEDGE AGREEMENT, dated as of May 4, 2000, by and between DATA BROADCASTING CORPORATION, a Delaware corporation ("PLEDGOR"), and RYCADE CAPITAL CORPORATION, a Delaware corporation (the "COMPANY").

            WHEREAS, contemporaneously herewith (i) the Company is lending to Pledgor FIFTEEN MILLION DOLLARS AND ZERO CENTS ($15,000,000), (ii) Pledgor is issuing to the Company a secured promissory note (the "Note") in the aggregate principal amount of FIFTEEN MILLION DOLLARS AND ZERO CENTS ($15,000,000) and
(iii) pursuant to the Stock Purchase Agreement, dated as of March 28, 2000, by and among MarketWatch.com, Inc. ("MARKETWATCH"), Pledgor and CBS Broadcasting Inc. (as such agreement may be amended or modified from time to time, the "STOCK PURCHASE AGREEMENT"), MarketWatch is issuing to Pledgor 1,136,814 shares of common stock, par value $.01 per share, of MarketWatch; and

            WHEREAS, the Company requires Pledgor, and Pledgor is willing, as a condition to the consummation of the transactions contemplated above, to pledge to the Company the Pledged Stock (as defined herein) as security for the payment and performance by Pledgor of all of the obligations of Pledgor now or hereafter existing under the Note by delivering the Pledged Stock and by executing and delivering this Agreement.

            NOW, THEREFORE, in consideration of the mutual premises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.          DEFINITIONS.

            "PLEDGED STOCK" shall mean 1,887,980 shares of common stock, par value $.01 per share, of MarketWatch.

            "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code of the jurisdiction with respect to which such term is used, as in effect from time to time.

2.          PLEDGE AND GRANT OF SECURITY INTEREST.

            As security for the prompt payment and full performance of all obligations under the Note (the "SECURED OBLIGATIONS"), Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Company, and grants to the Company, a security interest in, (a) the Pledged Stock, (b) all other property which may be delivered to and held by the Company pursuant to the terms hereof, and (c) subject to Section 9 below, all proceeds of the Pledged Stock and of such other property, including, without limitation, all dividends, cash, securities or other property at any time and from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any of or all

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such stock or other property whether issued by MarketWatch or otherwise, whether in connection with any tender offer, exchange offer, merger, recapitalization, reorganization or otherwise (the "PROCEEDS") (the items referred to in clauses
(a) through (c) being collectively called the "PLEDGED COLLATERAL").

3.          SECURITY FOR OBLIGATIONS.

            This Agreement and the Pledged Collateral secure the prompt payment and full performance when due of each and every one of, and all amounts that constitute part of, the Secured Obligations of Pledgor.

4.          DELIVERY OF PLEDGED COLLATERAL.

            All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of the Company pursuant hereto and shall be accompanied by undated stock powers duly executed in blank (in the form attached hereto as Exhibit A) or other instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Company, and by such other instruments and documents as the Company may reasonably request. Pledgor shall receive all Proceeds in respect or in trust for the Company and shall forthwith upon receipt deliver to the Company such Proceeds, together with any necessary endorsement; PROVIDED, however, any Proceeds comprised of dividends and other distributions made in respect of the Pledged Stock shall be held in trust and delivered only upon and during the continuance of an Event of Default.

5.          REPRESENTATIONS AND WARRANTIES AND COVENANTS.

            Pledgor hereby represents, warrants and covenants to and with the Company that:

            a. OBLIGATIONS; NO LIENS. Except for the security interest granted to the Company pursuant to this Agreement and subject to the Stockholders' Agreement, dated as of January 13, 1999, by and among CBS Broadcasting Inc., MarketWatch, MarketWatch.com LLC and the Pledgor (as such agreement may be amended or modified from time to time, the "STOCKHOLDERS' AGREEMENT"), the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Collateral being pledged hereunder, (ii) holds the Pledged Collateral being pledged hereunder free and clear of all liens, charges, encumbrances and security interests of every kind and nature, and (iii) subject to Section 9 below, will cause any and all Pledged Collateral, whether for value paid by Pledgor or otherwise, to be forthwith deposited with the Company and pledged or assigned hereunder;

            b. LEGAL TITLE. The Pledgor (i) has good right and legal authority to pledge the Pledged Collateral being pledged hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all attachments, liens, claims, encumbrances, security interests or other impediments of any nature, however arising, of all persons whomsoever;

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            c.          NO CONSENTS. No consent or approval of any governmental
body or regulatory authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

            d. SECURITY INTEREST. By virtue of the execution and delivery by Pledgor of this Agreement, when the certificates, stock powers, instruments or other documents representing or evidencing the Pledged Collateral are delivered to the Company in accordance with this Agreement, the Company will obtain a valid lien upon and security interest in such Pledged Collateral as security for the repayment of the Secured Obligations, prior to all other liens and encumbrances thereon and security interests therein; and

            e. RIGHTS. The pledge effected hereby is effective to vest in the Company the rights of the Pledgor in the Pledged Collateral as set forth herein.

6.          ADDITIONAL COVENANTS.

            a. TRANSFER AND OTHER LIENS. Except as otherwise required under the Stockholders' Agreement, without the prior written consent of the Company, Pledgor will not directly or indirectly, sell, transfer, assign, hypothecate, pledge or otherwise dispose of any Pledged Collateral or any interests therein, except for the pledge and security interest created by this Agreement.

            b.          FURTHER ASSURANCES; CREATION AND PRESERVATION OF LIEN.
Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as the Company, from time to time, may request in order to ensure to the Company the benefits of the lien against the Pledged Collateral intended to be created by this Agreement and to protect any pledge or security interest granted or purported to be granted hereby or to enable the Company to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.

            c. LEGENDS. Pledgor shall cause each certificate delivered to the Company evidencing the Pledged Collateral to state that it is subject to this Agreement.

7.          PLEDGOR'S RIGHTS.

            Until the occurrence of an Event of Default under the Note (an "EVENT OF DEFAULT"), Pledgor shall be entitled to exercise all voting rights pertaining to the Pledged Collateral. Upon and after the occurrence of such an Event of Default, the Company or its nominee shall have the sole right to vote any and all of the Pledged Collateral and give consents, waivers and ratifications in respect thereof, and Pledgor shall deliver to the Company or its nominee such proxies and other documents as the Company may request to further effectuate the foregoing.

8.          DEFAULTS AND REMEDIES.


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            a.          DEFAULTS AND REMEDIES. Upon the occurrence of an Event
of Default and during the continuance of such Event of Default, upon at least ten (10) days' notice but without any other notice or demand, the Company (through an agent or otherwise) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting rights with respect thereto, and to collect and receive all dividends and other distributions made thereon; and, subject to the Company's Certificate of Incorporation, the Stockholders' Agreement and other instruments and agreements relating to shares of the Company's capital stock, to sell in one or more sales, after at least ten (10) days' written notice which Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York of the time and place of any public sale or of the time after which a private sale is to take place, but without any advertisement, the whole or any part of the Pledged Collateral and otherwise to act with respect to the Pledged Collateral as though the Company were the outright owner thereof, Pledgor hereby irrevocably constituting and appointing the Company as the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so; PROVIDED, HOWEVER, the Company shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. The Company shall exercise reasonable care in preserving the certificates representing the Pledged Collateral, but the Company shall have no obligation to preserve the value of the Pledged Collateral. Any sale of the Pledged Collateral shall be made for any consideration allowable under all applicable laws, and the Company may be the purchaser of the whole or any part of the Pledged Collateral so sold, and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. The Pledgor and the Company agree that it would be considered fair to sell the Pledged Stock at a per share price equal to the average closing price per share of the Pledged Stock as reported on the Nasdaq Stock Market's National Market for the five days prior to the occurrence of the Event of Default. Each sale shall be made to the highest bidder, but the Company reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, notices of sale, advertisements and the presence of property at sale are hereby waived, and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Company.

            b. SALE OF PLEDGED COLLATERAL. If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid shall be inadequate to discharge in full all the Secured Obligations if there be but one sale, or if the Pledged Collateral be offered for sale in lots, if at any of such sales the highest bid for the lot offered for sale would indicate to the Company, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge in full all of the Secured Obligations, the Company may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived.

            c. PROCEEDS. In the event of any sales hereunder, the Company shall, after deducting

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all costs and expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with
Section 9 and the agreements and instruments governing and evidencing such Secured Obligations, returning the surplus, if any, to Pledgor.

            d. PLEDGOR WAIVERS. Pledgor agrees that following the occurrence and during the continuance of an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so.

            e. NON-INTERFERENCE. Pledgor agrees that it will not interfere with any right, power or remedy of the Company provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Company of any one or more of such rights, powers or remedies. No failure or delay on the part of the Company to exercise any such right, power or remedy, and no notice or demand which may be given to or made upon Pledgor by the Company with respect thereto, shall operate as a waiver thereof, or limit or impair the Company's right to take any action or to exercise any right, power or remedy hereunder, without notice or demand, or prejudice its rights against Pledgor in any respect.

            f. UNENCUMBERED SHARES. The Company agrees, notwithstanding any provision to the contrary set forth herein, that in connection with any sale, transfer or other disposition by it of the Pledged Collateral in accordance with this Section 8, the Company shall first remove its lien against such Pledged Collateral so that the transferee of such Pledged Collateral is acquiring, in accordance with this Section 8, such Pledged Collateral free and clear of all liens, encumbrances and other restrictions or title defects.

9.          APPLICATION OF PROCEEDS.

            Any cash held by the Company as Pledged Collateral and all cash proceeds received by the Company in respect of any sale of, liquidation of or other realization upon all or any part of the Pledged Collateral shall be applied by the Company as follows:

            a. First, to the payment of the costs and expenses of such sale, including reasonable fees and expenses of the Company's agents and counsel, and all expenses, liabilities and advances made or incurred by the Company in connection therewith;

            b. Next, to the payment of that portion of the Secured Obligations consisting of accrued and unpaid interest and fees;

            c. Next, to the payment of that portion of the Secured Obligations consisting of the

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unpaid remaining principal amounts; and

            d. Finally, to the payment to Pledgor, or the successors or assigns of Pledgor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

10.         TERMINATION.

            This Agreement shall terminate when all Secured Obligations have been paid fully at which time the Company shall reassign and deliver to Pledgor, or to such person or persons as Pledgor shall designate, against receipt, such of the Pledged Collateral (if any) as shall not have been sold or otherwise still be held by it hereunder, together with appropriate instruments of reassignment and release; PROVIDED, HOWEVER, that all indemnities of Pledgor contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement. Any such reassignment shall be without recourse to or warranty by the Company and at the expense of Pledgor.

11.         INDEMNIFICATION.

            Pledgor agrees to indemnify and hold the Company harmless from and against any and all taxes, liabilities, claims and damages, including reasonable attorneys' fees and disbursements, and other expenses incurred or arising by reason of the taking action by the Company, in good faith, to perfect or enforce its rights hereunder, including any taxes payable in connection with the delivery of any of the Pledged Collateral as provided herein. The liabilities of Pledgor under this Section 11 shall survive the termination of this Agreement.

12.         LIEN ABSOLUTE.

            All rights of the Company hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be impaired or affected by, or deemed to be satisfied by, nor shall Pledgor or any Pledged Collateral be exonerated, discharged or released by, any of the following events:

            a. The Company's exercise or enforcement of or failure or delay in exercising or enforcing any legal proceedings to collect the Secured Obligations or any power, right or remedy with respect to the Secured Obligations, the Pledged Collateral or any other collateral held by the Company, including any action or inaction of the Company to perfect, protect or enforce any security interest in the Pledged Collateral or any other collateral, any impairment or suspension of the Pledged Collateral or any other collateral, the Company's compromise, exchange, release, settlement, amendment or waiver with or of any other person, or the Pledged Collateral or any other collateral, or any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment, impairment, renunciation, cancellation, surrender, suspension or waiver of the Note, the Stock Purchase Agreement or any other agreement, document or instrument governing or evidencing any of the Secured

Obligations;

            b. Any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or assignment for the benefit of creditors of the Company or Pledgor, appointment of a receiver or trustee for all or any part of the Company's or Pledgor's assets, or liquidation, winding-up or dissolution of the Company;

            c. Any invalidity, voidability, unenforceability or irregularity, or future change to or amendment of, in whole or in part, the Secured Obligations, the Note, the Stock Purchase Agreement, this Agreement or any other agreements, documents or instruments governing or evidencing any of the Secured Obligations;

            d. Any merger, acquisition, consolidation or change in structure of MarketWatch, or any sale, lease, transfer or other disposition of any or all of the assets of MarketWatch;

            e. Any assignment, endorsement or other transfer, in whole or in part, of the Company's interest in the Secured Obligations, the Pledged Collateral or any other collateral;

            f. Any claim, defense, counterclaim or set-off, other than that of prior performance, that Pledgor may have or assert, including, but not limited to, any defense of incapacity, disability or lack of corporate or other authority to execute any documents relating to the Secured Obligations, the Pledged Collateral or any other collateral;

            g. The Company's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or reorganization case related to the Pledged Collateral or the Secured Obligations; or

            h. Any cancellation, renunciation or surrender of any pledge or any other debt instrument evidencing the Secured Obligations, other than the Note.

13.         REINSTATEMENT.

            This Agreement shall remain in full force and effect and continue to be effective if at any time payment and performance of the Secured Obligations of Pledgor, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored or returned, the Secured Obligations, as the case may be, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored or returned.

14.         MISCELLANEOUS.

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            a.          SURVIVAL. All representations, warranties and covenants
of Pledgor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 10 hereof.

            b. USE OF AGENTS. The Company may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

            c. REIMBURSEMENT. Pledgor agrees to reimburse the Company promptly for all expenses, including reasonable counsel fees, incurred by the Company in connection with the enforcement of this Agreement.

            d. LIMITATIONS ON LIABILITY. Neither the Company nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

            e. BINDING EFFECT. The representations and warranties of each party to this Agreement shall be binding upon, and any action for a breach thereof may be brought against, such party or its respective successors and assigns.

            f. AMENDMENT. This Agreement may be amended, modified or supplemented only by a written instrument executed by or on behalf of each of the parties hereto.

            g. ENTIRE AGREEMENT. This Agreement, the Stock Purchase Agreement and the Note supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

            h. SEVERABILITY. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

            i. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to be duly given when delivered personally, by registered or certified mail postage prepaid, or by a nationally recognized overnight courier service as follows:

                        (1)         If to the Company:

                                    Rycade Capital Corporation

                                    444 Spear Street, Suite 200
                                    San Francisco, California 94105
                                    Attention: Mark Nieker

                        (2)         If to Pledgor:

                                    Data Broadcasting Corporation
                                    22 Crosby Drive
                                    Bedford, Massachusetts 01730
                                    Attention: Andrea H. Loew, Vice President
                                               and General Counsel
                                    Attention: Steven Crane, Executive Vice
                                               President and Chief Financial
                                               Officer

                                    with a copy to:

                                    Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, New York 10178
                                    Attention:  Charles E. Engros, Jr.

            j. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            k. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            l. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                        RYCADE CAPITAL CORPORATION


                                        By: /s/ Mark Nieker
                                           -------------------------------------
                                           Name:  Mark Nieker
                                           Title: Treasurer


                                        DATA BROADCASTING CORPORATION


                                        By: /s/ Steven G. Crane
                                           -------------------------------------
                                           Name:  Steven G. Crane
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                                                       EXHIBIT A


                            IRREVOCABLE STOCK POWER

For Value Received, _______________ hereby sells, assigns and transfers unto-

 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

+--------------------------------------+
|                                      |
+--------------------------------------+
--------------------------------------------------------------------------------
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
     WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER


______________________________________________ Shares represented by the within
Certificate, and does hereby irrevocably constitute and appoint
__________________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
     -------------------

                                        By:
                                           -------------------------------------
                                           Name:

     In the presence of


------------------------------
   (Signature of Witness)